EXHIBIT 1

                             JOINT FILING AGREEMENT



In accordance with Rule 13d-1(F) of Regulation 13D-G of the Securities Exchange Act of 1934, the persons or entities below agree to the joint filing on behalf of each of them of this Statement on Schedule 13G/A (including any and all amendments thereto) with respect to the Common Stock of McKesson Corporation, and further agree that this joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 1st day of February, 1996.

				THE CHASE MANHATTAN CORPORATION

Dated:  February 14, 1996	        By:/s/John V. Caulfield
                                   John V. Caulfield, Vice President


				THE CHASE MANHATTAN BANK, N.A.

Dated:  February 14, 1996	        BY:/s/John V. Caulfield
                                   John V. Caulfield, Vice President

                                McKESSON CORPORATION PROFIT-SHARING
                                INVESTMENT PLAN AND TRUST CREATED
                                PURSUANT THERETO:

                                By: The CHASE MANHATTAN BANK, N.A.,
                                solely in its capacity as Master Trustee
                                of the Trust created pursuant to the
                                McKesson Corporation Master Trust Agreement.


Dated:  February 14, 1996	        BY:/s/John V. Caulfield
                                   John V. Caulfield, Vice President